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                                                                  Exhibit (d)(4)

                             RAINMAKER SYSTEMS, INC.
                         NOTICE OF GRANT OF STOCK OPTION
                         -------------------------------

          Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Rainmaker Systems, Inc. (the "Corporation"). The Option is granted in replacement of the stock option which was cancelled on _________, 2001 (the "Cancelled Option") pursuant to the Option Exchange Program filed on Schedule TO with the Securities and Exchange Commission on ______, 2001. Optionee has no further right or entitlement to purchase shares of Common Stock under the Cancelled Option.

          Optionee:  ___________________________________________________________
          --------

          Grant Date: __________________________________________________________
          ----------

          Vesting Commencement Date: ___________________________________________
          -------------------------

          Exercise Price: $___________________________________________ per share
          --------------

          Number of Option Shares: ______________________________________ shares
          -----------------------

          Expiration Date: _____________________________________________________
          ---------------

          Type of Option:      _______ Incentive Stock Option
          --------------

                               _______ Non-Statutory Stock Option

          Exercise Schedule: The Option shall become exercisable for twenty-five
          -----------------
          percent (25%) of the Option Shares upon Optionee's completion of one
          (1) year of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in a series of thirty-six (36) successive equal monthly installments upon Optionee's completion of each additional month of Service over the thirty-six (36) month period measured from the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

          Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Rainmaker Systems, Inc. 1999 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges the receipt of a copy
                   ---------
of the official prospectus for the Plan in the form attached hereto as Exhibit
                                                                       -------
B. A copy of the Plan is available upon request made to the Corporate Secretary
-
at the Corporation's principal offices.

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          Employment at Will. Nothing in this Notice or in the attached Stock
          ------------------
Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

          Definitions. All capitalized terms in this Notice shall have the
          -----------
meaning assigned to them in this Notice or in the attached Stock Option
Agreement.

          THIS OPTION IS GRANTED IN FULL AND COMPLETE REPLACEMENT OF THE CANCELLED OPTION. OPTIONEE HAS NO RIGHT OR ENTITLEMENT TO ACQUIRE ANY SHARES OF THE CORPORATION'S COMMON STOCK UNDER THE CANCELLED OPTION.

DATED:________________________________


                                        RAINMAKER SYSTEMS, INC.

                                        By: ____________________________________

                                        Title: _________________________________




                                        OPTIONEE

                                        Address: _______________________________

                                        ________________________________________


ATTACHMENTS
-----------
Exhibit A - Stock Option Agreement
Exhibit B - Plan Summary and Prospectus

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